Exhibit 10.9
(English Translation)

Equity Transfer Agreement

The Transferor: INTERNATIONAL LAOAN CO., LTD.

(Hereinafter referred to as “Party A”)

The Transferee: International Lorain Holding, Inc.

(Hereinafter referred to as “Party B”)

The agreement is entered into by and between Party A and Party B after thorough negotiation.

Article 1 The parties of this agreement are:

1. The Transferor: INTERNATIONAL LAOAN CO., LTD.

Address: Road Town, British Virgin Islands

Legal Representative: Si Chen

Nationality: China

2. The Transferee: International Lorain Holding, Inc.

Address: 4F, Scotia Center, George Town, Cayman Islands

Legal Representative: AKAZAWA HISASHI

Nationality: Japan

Article 2 Party A agrees to transfer to Party B its equity interest in Shandong Lorain Foodstuff Co., Ltd., which accounts for 25% of the registered capital thereof and amounts to 3,154,470 USD (equivalent to 25,220,000 RMB).

Article 3 Party B shall pay to Party A transfer price by credit transfer at the sum and in the currency set forth in Article 2 in three installments within 90 days after this agreement takes effect.

Article 4 Party B shall possess all rights and undertake all obligations of Party A stipulated by the Articles of Association of Shandong Lorain Foodstuff Co., Ltd.

Article 5 If this agreement cannot be wholly or partially performed due to one party’s fault, the defaulting party shall assume liabilities for breach of the agreement. If the unenforceability is caused by both parties’ fault, the two parties shall assume their respective liabilities according to the actual conditions. The Conclusion, effect, interpretation, performance and settlement of disputes of this agreement shall be governed by the laws of the People’s Republic of China. When dispute occurs, the two parties shall consult amicably to settle the dispute. If the two parties fail to solve the dispute through negotiation, the dispute may be submitted to the People’s Court of Junan County.

Article 6 This agreement is executed in the office of Shandong Lorain Foodstuff Co., Ltd. on August 15, 2006.

This agreement takes effect upon signature of the two parties thereof.

Party A: INTERNATIONAL LAOAN CO., LTD.
(Corporate Seal)

Legal Representative: (Si Chen)

/s/ Si Chen

Party B: International Lorain Holding, Inc.
(Corporate Seal)

Authorized Representative: (AKAZAWA HISASHI)

/s/ Hisaashi Akazawa

Date August 15, 2006